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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference into the Registration Statement (Form S-8) pertaining to The ASDA Colleague Share Ownership Plan 1999 of our report dated March 24, 1999, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
October 5, 1999